SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2006

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

              001-06249                                  34-6513657
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       (Commission File Number)             (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
          Audit Report or Completed Interim Review

      Management of Winthrop Realty Trust (the "Trust") has concluded that its Series B-1 Redeemable Cumulative Convertible Preferred Shares of Beneficial Interest (the "Series B-1 Shares") were incorrectly classified as equity in the Trust's unaudited balance sheet as of March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006 as set forth in the Trust's Quarterly Reports on Form 10-Q for such periods and the Trust's audited balance sheet at December 31, 2005 as set forth in the Trust's Annual Report on Form 10-K/A for the year ended December 31, 2005 (the "Form 10-K/A") and should have been classified as a liability in accordance with FAS 150 because of the mandatory redemption provision applicable to the Series B-1 Shares. As a result of the foregoing, management of the Trust concluded on August 4, 2006 that the Trust should file a Form 10-K/A for the year ended December 31, 2005 and a Form 10-Q/A for the quarter ended March 31, 2006 for such periods correcting such classifications; financial statements for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 will be corrected in connection with the filings of Form 10-Q for the comparable 2006 interim periods. The previously filed financial statements and related report of our independent auditor should no longer be relied upon. The Forms 10K/A and 10Q/A are expected to be filed shortly.

      The reclassification has no effect on the Trust's cash flow, cash available for distribution or its debt covenants under its loan facility. The reclassification will require that the $5.822 million in placement costs associated with the issuance of the Series B-1 Shares will be amortized in interest expense and the dividend payments on the Series B-1 Shares will also be included in interest expense. As a result, the reclassification will result in a minor reduction in earnings per share for each quarterly period commencing March 31, 2005 by the amount of the placement cost amortized in such period. The amount of the reduction per quarter ranges from approximately $.0019 - $.0057 per common share on a fully diluted basis.

      In connection with the restatement of the Trust's balance sheets, statement of operations and statements of cash flows for the year ended December 31, 2005, and the quarterly period ended March 31, 2006 management has determined that its internal controls over financial reporting as of December 31, 2005 and March 31, 2006 were not effective due to the existence of a material weakness in internal control over financial reporting associated with accounting for the Series B-1 Shares as equity and that management's report on such internal controls included in the Form 10-K and the related report of our independent auditor should no longer be relied upon.

      The above conclusions were reached in consultation with the Audit Committee of the Trust's Board of Trustees. The Chairman of the Trust's Audit Committee and the Trust's Chief Operating Officer and Chief Financial Officer have discussed the matters disclosed in this filing with Deloitte & Touche LLP.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

            99.1 Press Release dated August 9, 2006

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of August, 2006.

                                        WINTHROP REALTY TRUST


                                        By: /s/ Michael L. Ashner
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                                            Michael L. Ashner
                                            Chairman and Chief Executive Officer